                                                                     Exhibit-4.2

                          AMERICAN PACIFIC CORPORATION

                              --------------------

                            9% SENIOR NOTES DUE 2015

                              --------------------

                                    INDENTURE

                          DATED AS OF FEBRUARY 6, 2007

                              --------------------

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                     Trustee

                             CROSS-REFERENCE TABLE*

 Trust Indenture                                                 Section
   Act Section                                                  Indenture
-----------------                                               ----------
 310 (a)(1)..............................................        7.10
     (a)(2)..............................................        7.10
     (a)(3)..............................................        N.A.
     (a)(4)..............................................        N.A.
     (a)(5)..............................................        7.10
     (b).................................................        7.3; 7.10
     (c).................................................        N.A.
 311 (a).................................................        7.11
     (b).................................................        7.11
     (c).................................................        N.A.
 312 (a).................................................        2.5
     (b).................................................        12.3
     (c).................................................        12.3
 313 (a).................................................        7.6
     (b)(1)..............................................        7.6
     (b)(2)..............................................        7.6; 7.7
     (c).................................................        7.6; 12.2
     (d).................................................        7.6
 314 (a).................................................        4.3; 12.5
     (b).................................................        N.A.
     (c)(1)..............................................        12.4
     (c)(2)..............................................        12.4
     (c)(3)..............................................        N.A.
     (d).................................................        N.A.
     (e).................................................        12.5
     (f).................................................        N.A.
 315 (a).................................................        7.1
     (b).................................................        7.5; 12.2
     (c).................................................        7.1
     (d).................................................        7.1
     (e).................................................        6.11
 316 (a) (last sentence).................................        2.9
     (a)(1)(A)...........................................        6.5
     (a)(1)(B)...........................................        6.4
     (a)(2)..............................................        N.A.
     (b).................................................        6.7
     (c).................................................        2.13
 317 (a)(1)..............................................        6.8
     (a)(2)..............................................        6.9
     (b).................................................        2.4
 318 (a).................................................        12.1
     (b).................................................        N.A.
     (c).................................................        12.1

----------
N.A. means not applicable.

*    This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
                                                    ARTICLE I

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1    Definitions.................................................................................    1

SECTION 1.2    Other Definitions...........................................................................   25

SECTION 1.3    Incorporation by Reference of Trust Indenture Act...........................................   25

SECTION 1.4    Rules of Construction.......................................................................   26

                                                   ARTICLE II

                                                    THE NOTES

SECTION 2.1    Form and Dating.............................................................................   26

SECTION 2.2    Execution and Authentication................................................................   28

SECTION 2.3    Registrar; Paying Agent.....................................................................   29

SECTION 2.4    Paying Agent to Hold Money in Trust.........................................................   29

SECTION 2.5    Holder Lists................................................................................   29

SECTION 2.6    Transfer and Exchange.......................................................................   30

SECTION 2.7    Replacement Notes...........................................................................   32

SECTION 2.8    Outstanding Notes...........................................................................   32

SECTION 2.9    Treasury Notes..............................................................................   33

SECTION 2.10   Temporary Notes.............................................................................   33

SECTION 2.11   Cancellation................................................................................   33

SECTION 2.12   Defaulted Interest..........................................................................   33

SECTION 2.13   Record Date.................................................................................   34

SECTION 2.14   Computation of Interest.....................................................................   34

SECTION 2.15   CUSIP Number................................................................................   34

SECTION 2.16   Special Transfer Provisions.................................................................   34

SECTION 2.17   Issuance of Additional Notes................................................................   36

                                                   ARTICLE III

                                            REDEMPTION AND PREPAYMENT

SECTION 3.1    Notices to Trustee..........................................................................   37

SECTION 3.2    Selection of Notes to Be Redeemed...........................................................   37

SECTION 3.3    Notice of Redemption........................................................................   38

SECTION 3.4    Effect of Notice of Redemption..............................................................   38

SECTION 3.5    Deposit of Redemption Price or Purchase Price...............................................   39

SECTION 3.6    Notes Redeemed in Part......................................................................   39

SECTION 3.7    Optional Redemption.........................................................................   39

SECTION 3.8    Mandatory Redemption........................................................................   40

SECTION 3.9    Offer to Purchase...........................................................................   40

                                                   ARTICLE IV

                                                   COVENANTS

SECTION 4.1    Payment of Notes............................................................................   42

SECTION 4.2    Maintenance of Office or Agency.............................................................   42

SECTION 4.3    Reports.....................................................................................   42

SECTION 4.4    Compliance Certificate......................................................................   43

SECTION 4.5    Taxes; Insurance............................................................................   44

SECTION 4.6    Stay, Extension and Usury Laws..............................................................   44

SECTION 4.7    Limitation on Restricted Payments...........................................................   44

SECTION 4.8    Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries................   47

SECTION 4.9    Limitation on Incurrence of Debt............................................................   49

SECTION 4.10   Limitation on Asset Sales...................................................................   50

SECTION 4.11   Limitation on Transactions with Affiliates..................................................   52

SECTION 4.12   Limitation on Liens.........................................................................   54

SECTION 4.13   Limitation on Sale and Leaseback Transactions...............................................   54

SECTION 4.14   Offer To Purchase upon Change of Control....................................................   54

SECTION 4.15   Corporate Existence.........................................................................   56

SECTION 4.16   Business Activities.........................................................................   56

SECTION 4.17   Additional Note Guarantees..................................................................   57

SECTION 4.18   Limitation on Creation of Unrestricted Subsidiaries.........................................   57

                                                   ARTICLE V

                                                   SUCCESSORS

SECTION 5.1    Consolidation, Merger, Conveyance, Transfer or Lease........................................   57

SECTION 5.2    Surviving Entity Substituted................................................................   59

                                                   ARTICLE VI

                                             DEFAULTS AND REMEDIES

SECTION 6.1    Events of Default...........................................................................   59

SECTION 6.2    Acceleration................................................................................   60

SECTION 6.3    Other Remedies..............................................................................   61

SECTION 6.4    Waiver of Past Defaults.....................................................................   62

SECTION 6.5    Control by Majority.........................................................................   62

SECTION 6.6    Limitation on Suits.........................................................................   62

SECTION 6.7    Rights of Holders of Notes To Receive Payment...............................................   62

SECTION 6.8    Collection Suit by Trustee..................................................................   62

SECTION 6.9    Trustee May File Proofs of Claim............................................................   63

SECTION 6.10   Priorities..................................................................................   63

SECTION 6.11   Undertaking for Costs.......................................................................   64

                                                  ARTICLE VII

                                                    TRUSTEE

SECTION 7.1    Duties of Trustee...........................................................................   64

SECTION 7.2    Rights of Trustee...........................................................................   65

SECTION 7.3    Individual Rights of Trustee................................................................   66

SECTION 7.4    Trustee's Disclaimer........................................................................   67

SECTION 7.5    Notice of Defaults..........................................................................   67

SECTION 7.6    Reports by Trustee to Holders of the Notes..................................................   67

SECTION 7.7    Compensation and Indemnity..................................................................   67

SECTION 7.8    Replacement of Trustee......................................................................   68

SECTION 7.9    Successor Trustee by Merger, Etc............................................................   69

SECTION 7.10   Eligibility; Disqualification...............................................................   69

SECTION 7.11   Preferential Collection of Claims Against the Company.......................................   70

SECTION 7.12   Trustee's Application for Instructions from the Company.....................................   70

                                                  ARTICLE VIII

                                     DEFEASANCE; DISCHARGE OF THE INDENTURE

SECTION 8.1    Option to Effect Legal Defeasance or Covenant Defeasance....................................   70

SECTION 8.2    Legal Defeasance............................................................................   70

SECTION 8.3    Covenant Defeasance.........................................................................   71

SECTION 8.4    Conditions to Legal or Covenant Defeasance..................................................   71

SECTION 8.5    Deposited Money and Government Securities To Be Held in Trust;
               Other Miscellaneous Provisions..............................................................   73

SECTION 8.6    Repayment to Company........................................................................   74

SECTION 8.7    Reinstatement...............................................................................   74

SECTION 8.8    Discharge...................................................................................   74


                                                   ARTICLE IX

                                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1    Without Consent of Holders of the Notes.....................................................   75

SECTION 9.2    With Consent of Holders of Notes............................................................   76

SECTION 9.3    Compliance with Trust Indenture Act.........................................................   77

SECTION 9.4    Revocation and Effect of Consents...........................................................   77

SECTION 9.5    Notation on or Exchange of Notes............................................................   78

SECTION 9.6    Trustee to Sign Amendments, Etc.............................................................   78

                                                   ARTICLE X

                                                   [RESERVED]

                                                   ARTICLE XI

                                                NOTE GUARANTEES

SECTION 11.1   Note Guarantees.............................................................................   78

SECTION 11.2   Execution and Delivery of Note Guarantee....................................................   80

SECTION 11.3   Severability................................................................................   80

SECTION 11.4   Limitation of Guarantors' Liability.........................................................   80

SECTION 11.5   Guarantors May Consolidate, Etc., on Certain Terms..........................................   80

SECTION 11.6   Releases Following Sales and other Dispositions.............................................   81

SECTION 11.7   Release of a Guarantor......................................................................   82

SECTION 11.8   Benefits Acknowledged.......................................................................   82

SECTION 11.9   Future Guarantors...........................................................................   82

                                                  ARTICLE XII

                                                 MISCELLANEOUS

SECTION 12.1   Trust Indenture Act Controls................................................................   82

SECTION 12.2   Notices.....................................................................................   83

SECTION 12.3   Communication by Holders of Notes with Other Holders of Notes...............................   84

SECTION 12.4   Certificate and Opinion as to Conditions Precedent..........................................   84

SECTION 12.5   Statements Required in Certificate or Opinion...............................................   84

SECTION 12.6   Rules by Trustee and Agents.................................................................   85

SECTION 12.7   No Personal Liability of Stockholders, Partners, Officers, or Directors.....................   85

SECTION 12.8   Governing Law...............................................................................   85

SECTION 12.9   No Adverse Interpretation of Other Agreements...............................................   85

SECTION 12.10  Successors..................................................................................   85

SECTION 12.11  Severability................................................................................   86

SECTION 12.12  Counterpart Originals.......................................................................   86

SECTION 12.13  Table of Contents, Headings, Etc............................................................   86

SECTION 12.14  Acts of Holders.............................................................................   86

EXHIBITS

Exhibit A   FORM OF NOTE

Exhibit B   FORM OF NOTATIONAL GUARANTEE

Exhibit C   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
             PURSUANT TO RULE 144A

Exhibit D   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
             PURSUANT TO REGULATION S

     This Indenture, dated as of February 6, 2007, is by and among American Pacific Corporation, a Delaware corporation (the "Company"), the Guarantors (as defined herein) and Wells Fargo Bank, National Association, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Company's 9% Senior Notes due 2015 issued on the date hereof that contain the restrictive legend in Exhibit A (the "Initial Notes"), (ii) Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or pursuant to an effective registration statement under the Securities Act without the restrictive legend in Exhibit A (the "Exchange Notes") and (iii) Additional Notes issued from time to time as either Initial Notes or Exchange Notes (together with the Initial Notes and any Exchange Notes, the "Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1 Definitions.

     "Acquired Debt" means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Additional Notes" means Notes (other than the Initial Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing. For purposes of
Section 4.11, any Person directly or indirectly owning 5% or more of the outstanding Capital Stock of the Company will be deemed an Affiliate.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Premium" means, with respect to any Note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of:

          (a) the present value at such redemption date of the sum of (i) the redemption price of such Note at February 1, 2011 (such redemption price being set forth in the table appearing in Section 3.7(a)) plus (ii) all required interest payments due on such Note through February 1, 2011 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

          (b) the then outstanding principal amount of such Note.

     "Asset Acquisition" means:

          (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

          (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

               (i) Capital Stock in another Person (other than directors' qualifying shares);

               (ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term "Asset Sale" shall exclude:

               (a) any asset disposition permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

               (b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $1.0 million;

               (c) sales of Eligible Cash Equivalents;

               (d) sales of Capital Stock of Unrestricted Subsidiaries;

               (e) the sale and leaseback of any assets within ninety (90) days of the acquisition thereof;

               (f) the disposition of equipment no longer used or useful in the business of such entity;

               (g) any "like kind" exchange of property pursuant to Section 1031 of the Code, so long as the property acquired will be used in a Permitted Business;

               (h) a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;

               (i) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); and

               (j) licenses and sublicenses of intellectual property and leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries.

     For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

     "Attributable Debt" means, in respect of a Sale and Leaseback Transaction, the present value at the time of determination (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may be extended without the consent of the counterparty).

     "Average Life" means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means (i) with respect to the Company or any Restricted Subsidiary, its board of directors; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property of such Person, to the extent such obligations are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease (or other Debt arrangement) prior to the first date upon which such lease (or other Debt arrangement) may be terminated by the user of such real or personal property without payment of a penalty, and the amount of any

Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" in any Person means any and all shares, interests (including Preferred Stock), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Certificated Notes" means Notes that are in the form of Exhibit A attached hereto other than Global Notes.

     "Change of Control" means the occurrence of any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the ultimate "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Company; or

          (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Company's Board of Directors then in office; or

          (c) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Company or (y) a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the stockholders of the Company immediately prior to such transaction or series of related transactions.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission and any successor thereto.

     "Common Stock" of any Person means Capital Stock in such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Stock of any other class in such Person.

     "Company" has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

     "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any Person for any period:

          (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

               (a) Consolidated Net Income;

               (b) Consolidated Non-cash Charges;

               (c) Consolidated Interest Expense;

               (d) Consolidated Income Tax Expense to the extent included in the computation of Consolidated Net Income (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); and

               (e) if any Asset Sale or Asset Acquisition shall have occurred since the first day of any four quarter period for which "Consolidated Cash Flow Available for Fixed Charges" is being calculated (including to the date of calculation):

                    (A) the cost of any compensation, remuneration or other
               benefit paid or provided to any employee, consultant, Affiliate, or equity owner of the entity involved in any such Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and

                    (B) the amount of any reduction in general, administrative or overhead costs of the entity involved in any Asset Acquisition or Asset Sale to the extent such amounts under clause (A) and (B) would be permitted to be eliminated in a pro forma income statement prepared in accordance with Rule 11-02 of Regulation S-X as interpreted by the Commission;

          (ii) less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction

Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

          (ii) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

     If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

          (i) Consolidated Interest Expense; and

          (ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

               (a) any amortization of debt discount;

               (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts);

               (c) the interest portion of any deferred payment obligation;

               (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar activities; and

               (e) all accrued interest;

     but excluding (1) dividends on the Company's Preferred Stock, to the extent such dividends are classified as interest expense in accordance with GAAP and (2) any one-time non-cash charges or expenses associated with the write off of deferred financing costs relating to (A) Debt that is retired with the proceeds of the Notes and (B) the repayment or retirement of the Credit Agreement or the Notes; and

          (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

          (iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period.

     "Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

          (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto) on an after-tax basis;

          (ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries on an after-tax basis;

          (iii) gains or losses in respect of any Asset Sales (without giving effect to the $1.0 million threshold provided in the definition thereof) by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

          (iv) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

          (v) any gain or loss realized as a result of the cumulative effect of a change in accounting principles, on an after-tax basis;

          (vi) any fees and expenses paid in connection with the issuance of the Notes;

          (vii) any unrealized non-cash gain or losses in respect of Hedging Obligations (including those resulting from the application of FAS 133);

          (viii) non-cash compensation expense incurred with any issuance of equity-based interests to an employee, director or consultant of such Person or any Restricted Subsidiary; and

          (ix) non-cash charges that are not reasonably expected to result in a cash expenditure by such Person after the date of such charge and prior to the Stated Maturity of the Notes, including but not limited to asset or goodwill impairment charges, charges relating to extinguishment of debt and purchase accounting charges.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any non-cash charge or expense which may require a subsequent payment in cash prior to the Stated Maturity of the Notes).

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee shall specify for receipt of notices under this Indenture.

     "Credit Agreement" means the Company's credit facility, dated as of the Issue Date, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified (including increases in the size of the facility), supplemented, refinanced, refunded or replaced in whole or in part from time to time.

     "Currency Hedge Obligations" means the obligations of a Person Incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's exposure to fluctuations in foreign currency exchange rates on Debt permitted under this Indenture.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Debt" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, and whether or not contingent, the following, but only to the extent any of the following (other than letters of credit, bankers' acceptances or similar facilities, any Swap Contracts and Currency Hedge Obligations and Guarantees) would appear as a liability on the face of a balance sheet of the specified Person in accordance with GAAP: (i) all indebtedness of such Person for money borrowed, excluding any trade payables, customer advance payments and deposits, other accrued liabilities incurred in the normal course of business and any liability for federal, state or local income taxes or other taxes owed by such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
(iii) all obligations of such Person with respect to letters of credit (other than letters of credit for workers' compensation or similar obligations that are secured by cash obligations), bankers' acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) any Swap Contracts and Currency Hedge Obligations of such Person at the time of determination, other than any Swap Contracts and Currency Hedge Obligations that are incurred for the purpose of protecting the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; (vii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (b) the amount of any Debt described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (c) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and
(II) the Fair Market Value of such property or other assets; and (d) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

      Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Debt" will exclude (x) customary indemnification obligations, (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within sixty (60) days thereafter.

      The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

      "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, "Depositary" shall mean or include such successor.

      "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Debt of the Company.

      "DTC" means The Depository Trust Company and any successor.

      "Eligible Bank" means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $100.0 million and (iii) the senior Debt of which is rated at least "A-2" by Moody's or at least "A" by Standard & Poor's (or equivalent rating to the extent that the ratings criteria are modified after the Issue Date).

      "Eligible Cash Equivalents" means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than one year after the date of acquisition; (iii) repurchase obligations with a term of not more than one hundred eighty (180) days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within three hundred sixty-five (365) days after the date of acquisition and, at the time of acquisition, have a rating of at least "A" from Standard & Poor's or "A-2" from Moody's (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor's or Moody's and mature within one hundred eighty (180) days after the date of acquisition; (vi) overnight and demand deposits in and bankers' acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; and (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi).

      "Event of Loss" means, with respect to any property, any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation or requisition of the use of such property.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" has the meaning set forth in the preamble.

      "Fair Market Value" means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors; provided that, with respect to any Event of Loss, "Fair Market Value" shall mean consideration received from a government entity and approved in good faith by the Board of Directors.

      "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes bearing the Restricted Notes Legend for the Exchange Notes.

      "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

      "GAAP" means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

      "Global Note Legend" means the legend identified as such in Exhibit A hereto.

      "Global Notes" means the Notes that are in the form of Exhibit A hereto issued in global form and registered in the name of the Depositary or its nominee.

      "Government Securities" means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

      "Guarantee" means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and "Guaranteed" and "Guaranteeing" shall have meanings that correspond to the foregoing).

      "Guarantor" means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

      "Hedging Obligations" of any Person means the obligations of such person pursuant to any interest rate agreement, currency agreement or commodity agreement.

      "Holder" means a Person in whose name a Note is registered in the security register.

      "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. None of the following shall be deemed to be a separate Incurrence of Debt:

            (1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

            (2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

            (3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

            (4) unrealized losses or charges in respect of Hedging Obligations.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Initial Notes" has the meaning set forth in the preamble hereto.

      "Interest Rate Protection Agreements" means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any Interest Rate Protection Agreements.

      "Investment" by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person;
(ii) the purchase, acquisition or Guarantee of the Debt of another Person or the issuance of a "keep-well" with respect thereto; and (iii) the purchase or acquisition of the business or assets of another Person; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the normal course of business.

      "Issue Date" means February 6, 2007, the date on which the initial $110.0 million in aggregate principal amount of the Notes was originally issued under this Indenture.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Master Agreement" has the meaning set forth in the definition of "Swap Contract."

      "Net Cash Proceeds" means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

      "Note Custodian" means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

      "Note Guarantee" means any Guarantee of the Notes by any Guarantor pursuant to this Indenture.

      "Notes" has the meaning set forth in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities of any kind payable under the documentation governing any Debt.

      "Offering Memorandum" means the offering memorandum related to the issuance of the Initial Notes on the Issue Date, dated January 30, 2007.

      "Officer" means, with respect to any Person, the Chairman of the Board, the principal executive officer, the President, the principal operating officer, the principal financial officer, the principal accounting officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate to be delivered upon the occurrence of certain events as set forth in this Indenture, signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

      "Pari Passu Debt" means:

            (1) with respect to the Company, the Notes and any Debt that ranks pari passu in right of payment to the Notes; and

            (2) with respect to any Guarantor, its Note Guarantee and any Debt that ranks pari passu in right of payment to such Guarantor's Note Guarantee.

      "Participant" means, with respect to the Depository Trust Company, a Person who has an account with the Depository Trust Company.

      "Paying Agent" means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company.

      "Permitted Business" means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Board of Directors of the Company.

      "Permitted Debt" means

            (i) Debt Incurred pursuant to the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $20.0 million;

            (ii) Debt outstanding under the Notes issued on the Issue Date (and any Exchange Notes issued pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

            (iii) Note Guarantees (and Note Guarantees of the Exchange Notes issued pursuant to the Registration Rights Agreement);

            (iv) Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date;

            (v) Debt owed to and held by the Company or a Restricted Subsidiary;

            (vi) Guarantees Incurred by the Company or any Guarantor of Debt of a Restricted Subsidiary of the Company that is a Guarantor;

            (vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.9 hereof and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

            (viii) Debt incurred in respect of workers' compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

            (ix) Debt under Swap Contracts and Hedging Obligations;

            (x) Debt owed by the Company to any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of this Indenture;

            (xi) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt under this clause, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $5.0 million in the aggregate;

            (xii) Debt arising from agreements entered into in the ordinary course of business by the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary otherwise permitted under this Indenture;

            (xiii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five (5) business days of Incurrence;

            (xiv) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition in an aggregate principal amount not to exceed $10.0 million at any time outstanding, which Debt may be Incurred under the Credit Agreement; and

            (xv) Refinancing Debt.

      Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of "Permitted Debt" shall not constitute "Refinancing Debt" under clause (xv) of this definition of "Permitted Debt."

      "Permitted Investments" means:

            (a) Investments in existence on the Issue Date;

            (b) Eligible Cash Equivalents;

            (c) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

            (d) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

            (e) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

            (f) Swap Contracts and Hedging Obligations;

            (g) non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under Section 4.10;

            (h) Investments received in settlement of obligations and judgments owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

            (i) Investments by the Company or any Restricted Subsidiary (other than in an Affiliate), not otherwise permitted under this definition, in an aggregate amount at any one time outstanding not to exceed the sum of
      (i) $5.0 million plus (ii) the net proceeds received by the Company or any Guarantor after the Issue Date from the disposition of Investments existing on the Issue Date; and

            (j) loans and advances (including for travel and relocation) to employees in an amount not to exceed $1.0 million in the aggregate at any one time outstanding.

      "Permitted Liens" means:

            (a) Liens existing on the Issue Date;

            (b) Liens securing Debt Incurred pursuant to the Credit Agreement so long as the Debt so Incurred is in compliance with Section 4.9 hereof;

            (c) Liens on property or other assets, deposits and pledges, in each case (i) in connection with workers' compensation, unemployment insurance and all other types of statutory and regulatory obligations or the requirements of any official body; or (ii) to secure the performance of tenders, bids, indemnity, surety, performance or similar bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a "plan" (as defined in ERISA) (other than any Lien imposed in connection with any 401(k) plan maintained by the Company or any or its Restricted Subsidiaries); or (iv) arising in connection with any attachment, judgment or order unless such Liens shall not be satisfied or dis-charged or stayed pending appeal within sixty (60) days after the entry thereof or the expiration of any such stay;

            (d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

            (e) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

            (f) other Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets that are incurred in the ordinary course of business and which do not materially impair the use or value of the property subject thereto in its use in the business of the Company or such Restricted Subsidiary;

            (g) Liens securing obligations under Swap Contracts, and Hedging Obligations Incurred in the ordinary course of business in connection with managing interest or currency risk resulting from or related to the Credit Agreement;

            (h) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) through (f); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

            (i) Liens to secure Purchase Money Debt or Capital Lease
      Obligations;

            (j) Liens in favor of the Company or any Guarantor;

            (k) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

            (l) Liens to support trade letters of credit issued in the ordinary course of business;

            (m) Liens from judgments, decrees, or attachments in circumstances not constituting an Event of Default;

            (n) Liens on property or assets used to defease or to satisfy and discharge Debt; provided that (i) the Incurrence of such Debt was not prohibited by this Indenture and (ii) such defeasance or satisfaction and discharge is not prohibited by this Indenture;

            (o) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Debt), leases, or other similar obligations arising in the ordinary course of business;

            (p) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

            (q) Liens to secure any Refinancing Debt (or successive Refinancing
      Debt) as a whole, or in part, of any Debt secured by any Lien; provided, however, that:

                  (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

                  (B) the Debt secured by such Lien at such time is not
            increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Debt at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

            (r) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

            (s) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

            (t) other Liens securing Debt not to exceed, together with the amount of all other Debt secured by a Lien under this clause (t) at that time outstanding, $5.0 million;

            (u) Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, suppliers', mechanics', materialmen's, vendors' and other similar Liens;

            (v) Liens upon specific items of inventory or other goods and proceeds securing obligations in respect of bankers' acceptances issued or created in the ordinary course of business to facilitate the purchase, shipment or storage of that inventory or other goods;

            (w) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (x) any extensions, substitutions, replacements or renewals of the foregoing, so long as such extensions, substitutions, replacements do not extend to any additional assets or secure any additional Debt.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Preferred Stock," as applied to the Capital Stock in any Person, means Capital Stock in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Stock in such Person.

      "Purchase Money Debt" means Debt:

            (i) Incurred to finance the purchase or construction of any assets of such Person or any Restricted Subsidiary; and

            (ii) that is secured by a Lien on such assets where the lender's sole security is to the assets so purchased or constructed, in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP.

      "Qualified Capital Stock" in any Person means a class of Capital Stock other than Redeemable Capital Stock.

      "Qualified Equity Offering" means (i) an underwritten public equity offering of Qualified Capital Stock pursuant to an effective registration statement under the Securities Act or (ii) a private equity offering of Qualified Capital Stock of the Company, other than (x) any such public or private sale to an entity that is an Affiliate of the Company prior to such sale and (y) any public offerings registered on Form S-8.

      "Redeemable Capital Stock" in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Stock. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Stock solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Stock if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.7. The amount of Redeemable

Capital Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Stock or portion thereof, exclusive of accrued dividends.

      "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Refinancing Debt" means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

            (i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,

            (ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least ninety-one (91) days after the maturity date of the Notes,

            (iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended,

            (iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

            (v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company or any Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company.

      "Registration Rights Agreement" means (i) the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the initial purchaser of the Initial Notes and (ii) any other registration rights agreement entered into in connection with an issue of Additional Notes in a private offering after the Issue Date.

      "Resale Restriction Termination Date" means for any Transfer Restricted Note (or beneficial interest therein), other than a Regulation S Temporary Global Note, which shall not have a Resale Restriction Termination Date and shall remain subject to the transfer restrictions specified therefor in this Indenture until such Global
Note is cancelled by the Trustee, that is (a) not a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.6(b)), two years (or such other period specified in Rule 144(k)) from the Issue Date or, if any Additional Notes that are Transfer Restricted Notes are issued, from the issue date of such Additional Notes, and (b) a Regulation S Global Note (or Certificated Note issued in respect thereof pursuant to Section 2.6(b)) (other than a Regulation S Temporary Global Note), the date on or after the fortieth
(40th) consecutive day beginning on and including the later of (i) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S) pursuant to Regulation S and (ii) the issue date for such Notes.

      "Responsible Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Restricted Notes Legend" means the legend identified as such in Exhibit A hereto.

      "Restricted Payment" means any of the following:

            (a) any dividend or other distribution declared and paid on the Capital Stock in the Company or on the Capital Stock in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than (i) dividends, distributions or payments made solely in Qualified Capital Stock in the Company and (ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Stock of a Restricted Subsidiary on a pro rata basis);

            (b) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Stock in the Company) to purchase, redeem, acquire or retire any Capital Stock in the Company (including the conversion into, or exchange for, Debt, of any Capital Stock) other than any such Capital Stock owned by the Company or any Restricted Subsidiary;

            (c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Stock in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof;

            (d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

            (e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

      "Restricted Subsidiary" means any Subsidiary that has not been designated as an "Unrestricted Subsidiary" in accordance with this Indenture.

      "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back by the Company or a Restricted Subsidiary.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

      "Stated Maturity" means when used with respect to (i) any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

      "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

      "Successor Entity" means a corporation or other entity that succeeds to and continues the business of American Pacific Corporation.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date hereof.

      "Transaction Date" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

      "Transfer Restricted Notes" means Notes that bear or are required to bear the Restricted Notes Legend.

      "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two
(2) business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2011; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to February 1, 2011, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

      "Trustee" has the meaning set forth in the preamble to this Indenture.

      "Unrestricted Subsidiary" means:

            (1) any Subsidiary designated as such by the Board of Directors of the Company in accordance with Section 4.18 where (a) neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or a Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and

            (2) any Subsidiary of an Unrestricted Subsidiary.

      "Voting Interest" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

      SECTION 1.2 Other Definitions.

Term                                      Defined in Section
---------------------------------------   ------------------
"Act" .................................       12.14(a)
"Affiliate Transaction"................        4.11
"Agent Members"........................         2.6(a)
"Asset Sale Purchase Date                      4.10
"Change of Control Offer"..............        4.14
"Covenant Defeasance"..................         8.3
"Discharge"............................         8.8
"Event of Default".....................         6.1
"Excess Proceeds"......................        4.10
"Expiration Date"......................        4.14
"Legal Defeasance".....................         8.2
"Offer Amount".........................         3.9
"Offer Price"                                  4.10
"Offer to Purchase"                            4.10
"Purchase Amount"                              4.10
"Purchase Date"                                4.14
"Purchase Price"                               4.14
"QIB"..................................         2.1(c)
"QIB Global Note"......................         2.1(c)
"Registrar"............................         2.3
"Regulation S".........................         2.1(c)
"Regulation S Global Note".............         2.1(c)
"Regulation S Permanent Global Note"...         2.1(c)
"Regulation S Temporary Global Note"...         2.1(c)
"Rule 144A"............................         2.1(c)
"Surviving Entity".....................         5.1

      SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

      The following TIA terms have the following meanings:

      "indenture securities" means the Notes and any Note Guarantee;

      "indenture security holder" means a Holder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Notes means the Company and any successor obligor upon the Notes or any Guarantor.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

      SECTION 1.4 Rules of Construction.

      Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein;

            (2) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) unless otherwise specified, any reference to a Section or Article refers to such Section or Article of this Indenture;

            (6) "including" means "including without limitation";

            (7) provisions apply to successive events and transactions;

            (8) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

            (9) for the avoidance of doubt, any references to "interest" shall include any Additional Interest (as defined in the Registration Rights Agreement) that may be applicable.

                                   ARTICLE II

                                    THE NOTES

      SECTION 2.1 Form and Dating.

      (a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

      Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

      Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

      (c) The Initial Notes are being issued by the Company only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") and (ii) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S"). After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A or outside the United States pursuant to Regulation S or to the Company, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the "QIB Global Note") deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more temporary Global Notes substantially in the form set forth in Exhibit A, including the Regulation S Temporary Global Note Legend (the "Regulation S Temporary Global Note") deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Reasonably promptly following the date that is forty (40) days after the later of the commencement of the offering of the Notes in reliance on Regulation S and the Issue Date, a single permanent Global Note in registered form substantially in the form of Exhibit A (the "Regulation S Permanent Global Note," and together with the Regulation S Temporary Global Note, the "Regulation S Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as Note Custodian for the Depositary, and the Registrar shall reflect on its books and records the cancellation of the Regu-lation S Temporary Global Note and the issuance of the Regulation S Permanent Global Note. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16. Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

      (d) The Company shall execute and the Trustee shall, in accordance with
Section 2.1(c) and this Section 2.1(d), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as Note Custodian for the Depositary.

      The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any beneficial owners in the Notes.

      SECTION 2.2 Execution and Authentication.

      An Officer shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by one Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue (i) in an aggregate principal amount up to $110,000,000 on the date of this Indenture and (ii) Additional Notes from time to time in compliance with Section 4.9.

      The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company or an Affiliate of the Company.

      SECTION 2.3 Registrar; Paying Agent.

      The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

      The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

      SECTION 2.4 Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in
Section 6.1(9) hereof, the Trustee shall serve as Paying Agent for the Notes.

      SECTION 2.5 Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal mount of the Notes held by each Holder thereof, and the Company shall otherwise comply with TIA Section 312(a).

      SECTION 2.6 Transfer and Exchange.

      (a) Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the Global Note Legend on the face thereof.

      Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as Note Custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

      (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all beneficial owners (or the requesting beneficial owners, in the case of clause
(ii)) in exchange for their beneficial interests only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from any beneficial owner of an interest in the Global Note (subject to the fourth paragraph of Section 2.1(d) hereof) to issue such Certificated Notes.

      (c) In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

      (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      (e) At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated

Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

      (f) General Provisions Relating to Transfers and Exchanges.

            (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar's request.

            (2) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.7, 4.10, 4.14 and 9.5 hereof).

            (3) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

            (4) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

            (5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

            (6) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

            (7) Each Holder agrees to provide reasonable indemnity to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture or applicable United States federal or state securities law.

            (8) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      SECTION 2.7 Replacement Notes.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

      SECTION 2.8 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

      If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, Purchase Date, Asset Sale Purchase Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

      SECTION 2.9 Treasury Notes.

      In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

      SECTION 2.10 Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by an Officer of the Company. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a written order of the Company signed by an Officer authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

      SECTION 2.11 Cancellation.

      The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Trustee shall maintain a record of all cancelled Notes and shall provide the Company a list of all cancelled Notes from time to time as requested by the Company. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to the Company.

      SECTION 2.12 Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least fifteen (15) days before the special record date, the

Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

      SECTION 2.13 Record Date.

      Unless otherwise set forth in this Indenture, the record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316 (c).

      SECTION 2.14 Computation of Interest.

      Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      SECTION 2.15 CUSIP Number.

      The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

      SECTION 2.16 Special Transfer Provisions.

      Each Initial Note and each Additional Note issued pursuant to an exemption from registration under the Securities Act will constitute a Transfer Restricted Note and be required to bear the Restricted Notes Legend until the Resale Restriction Termination Date therefor, unless and until such Transfer Restricted
Note is transferred or exchanged pursuant to an effective registration statement under the Securities Act. The following provisions shall apply to the transfer of a Transfer Restricted Note:

            (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

                  (i) The Registrar shall register the transfer of a Transfer
            Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

                  (ii) If the proposed transferee is an Agent Member and the
            Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of
            (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Reg-istrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

            (b) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

                  (i) The Registrar shall register any proposed transfer of a
            Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.

                  (ii) If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter required by paragraph (i) above and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

            (c) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Transfer Restricted Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.

            (d) Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (e) General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture. A transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note shall be subject to compliance with applicable law and the applicable procedures of the Depositary, but is not subject to any procedure required by this Indenture.

      The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

      Issuance of Additional Notes.

      The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions and provisions relating to the Registration Rights Agreement); provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9. The Initial Notes, any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture.

      With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

            (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

            (2) the issue price, the issue date, the CUSIP number, if any, of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

            (3) whether such Additional Notes shall be Transfer Restricted
      Notes.

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

      SECTION 3.1 Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least forty (40) days (or such shorter period as is acceptable to the Trustee) before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

      If the Company is required to make an Offer to Purchase pursuant to
Section 4.10 or a Change of Control Offer pursuant to Section 4.14 hereof, it shall furnish to the Trustee, at least forty (40) days (or such shorter period as is acceptable to the Trustee) before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased if the offer is made pursuant to
Section 4.10, (iv) the purchase price and (v) the purchase date and further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $5.0 million or (b) a Change of Control has occurred or is scheduled to occur, as applicable.

      The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.

      SECTION 3.2 Selection of Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be redeemed in part.

      If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

      On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to this Indenture and shall promptly notify the Company in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiples of $1,000 in excess thereof) of the principal of the Notes that have denominations larger than $1,000.

      SECTION 3.3 Notice of Redemption.

      Subject to the provisions of Section 3.9, at least thirty (30) days but not more than sixty (60) days before a redemption date, the Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed and shall state:

            (1) the redemption date;

            (2) the Redemption Price;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (4) the name, telephone number and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

            (6) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least forty (40) days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

      SECTION 3.4 Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption

Price plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

      SECTION 3.5 Deposit of Redemption Price or Purchase Price.

      On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.14, the Company shall deposit with the Trustee or with the Paying Agent (other than the Company or an Affiliate of the Company) money sufficient to pay the Redemption Price, Purchase Price or Offer Price (in each case including accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date). The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price, Purchase Price or Offer Price of (including any applicable premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

      If Notes called for redemption or tendered in an Offer to Purchase or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the Redemption Price, Purchase Price or Offer Price (including, in each case, accrued and unpaid interest, if any) of all Notes to be redeemed or purchased, on and after the redemption date or purchase date, as applicable, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered pursuant to an offer and not withdrawn (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

      SECTION 3.6 Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the written request of an Officer of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or integral multiples of $1,000 in excess thereof.

      SECTION 3.7 Optional Redemption.

      (a) The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after February 1, 2011, upon not less than thirty (30) nor more than sixty (60) days' notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular re-cord date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning February 1 of the years indicated:

                           Redemption
         Year                 Price
----------------------     ----------
2011..................      104.500%
2012..................      102.250%
2013 and thereafter...      100.000%

      In addition, prior to February 1, 2011, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than thirty (30) nor more than sixty (60) days' notice at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date).

      (b) In addition to the optional redemption of the Notes in accordance with the provisions of the preceding Section 3.7(a), prior to February 1, 2010, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes at a Redemption Price equal to 109% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within ninety (90) days following the closing of any such Qualified Equity Offering.

      (c) The Company and its Subsidiaries may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

      SECTION 3.8 Mandatory Redemption.

      The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      SECTION 3.9 Offer to Purchase.

      In the event that the Company shall be required to commence a Change of Control Offer or an Offer to Purchase pursuant to Section 4.10 or Section 4.14, the Company shall follow the procedures specified below.

      On the Purchase Date or Asset Sale Purchase Date, the Company shall, to the extent lawful, purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 hereof or Section 4.14 hereof (the "Offer Amount"), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Change of Control Offer or Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date or Asset Sale Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Change of Control Offer or Offer to Purchase. The Company shall notify the Trustee at least fifteen (15) days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the offer of the Company's obligation to make a Change of Control Offer or Offer to Purchase, and the offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Change of Control Offer or Offer to Purchase shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer or Offer to Purchase.

      On or before 10:00 a.m. (New York City time) on each Purchase Date and Asset Sale Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9. On the Purchase Date or Asset Sale Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Change of Control Offer or Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.9. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date or Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest, if any, thereon, and the Company shall promptly issue a new Note, and the Trustee, at the written request of the Company, shall authenticate and mail or deliver at the expense of the Company such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will announce the results of the Offer to Purchase or Change of Control Offer, as applicable, on or as soon as practicable after the Purchase Date or Asset Sale Purchase Date.

      Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1, 3.2, 3.5 and 3.6 hereof.

                                   ARTICLE IV

                                    COVENANTS

      SECTION 4.1 Payment of Notes.

      (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.

      (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

      SECTION 4.2 Maintenance of Office or Agency.

      The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3 hereof.

      SECTION 4.3 Reports.

      Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

provided that in each case the delivery of materials by electronic means shall be deemed to be "furnished" for purposes of this requirement; and provided further that so long as such filings by the Company are available on the Commission's Electronic Data Gathering, Analysis and Retrieval system (EDGAR), such filings shall be deemed to have been "furnished" to the Holders of Notes without any further action required by the Company.

      In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      SECTION 4.4 Compliance Certificate.

      The Company shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five (5) Business Days upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

      SECTION 4.5 Taxes; Insurance

      The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

      The Company will, and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance in such amounts and with such deductibles and covering such risks (including fire, business interruption and other risks insured by extended coverage) as are adequate for their business (as determined by the Board of Directors), including, without limitation, public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

      SECTION 4.6 Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

      SECTION 4.7 Limitation on Restricted Payments.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

            (b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under Section 4.9; and

            (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (vi) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

                  (1) 50% of the Consolidated Net Income (or, if Consolidated
            Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2007 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

                  (2) 100% of the net proceeds received by the Company
            (including the Fair Market Value of property other than cash) subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of Debt or Redeemable Capital Stock of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Stock (other than Capital Stock or Debt sold to a Subsidiary of the Company), plus

                  (3) 100% of the net reduction in Investments made subsequent to the Issue Date (other than Permitted Investments), in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances (but only to the extent such interest, dividends or repayments are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with this Indenture, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

      Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv), (v) or (viii), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

                  (i) the payment of any dividend on Capital Stock in the
            Company or a Restricted Subsidiary within sixty (60) days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this Section 4.7;

                  (ii) the repurchase, redemption, retirement or other
            acquisition for value of any Qualified Capital Stock of the Company by conversion into, or by or in exchange for, Qualified Capital Stock, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Stock of the Company; or the making of any Restricted Payment out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are used for such repurchase, redemption, retirement or other acquisition for value shall be excluded from clause (c)(2) of the preceding paragraph;

                  (iii) the redemption, defeasance, repurchase, retirement or other acquisition for value of any Debt of the Company that is subordinate in right of payment to the Notes out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company Incurred in accordance with this Indenture or (y) of Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are used for such redemption, defeasance, repurchase, retirement or other acquisition for value shall be excluded from clause (c)(2) of the preceding paragraph;

                  (iv) the payment of any dividend or distribution by a
            Restricted Subsidiary of the Company to the holders of any class of its Capital Stock on a pro rata basis; provided that the Company and its Restricted Subsidiaries own at least a majority of the outstanding shares of such class of Capital Stock;

                  (v) the repurchase, redemption, retirement or other
            acquisition for value of Capital Stock in the Company held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $1.0 million in any calendar year;

                  (vi) repurchase of Capital Stock deemed to occur upon the
            exercise of stock options, warrants or other convertible or exchangeable securities;

                  (vii) cash payments in lieu of fractional shares issuable as dividends on Capital Stock of the Company or any of its Restricted Subsidiaries in an amount not to exceed $1.0 million in the aggregate; and

                  (viii) other Restricted Payments not in excess of $5.0 million in the aggregate.

      If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company's financial statements affecting Consolidated Net Income.

      If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7, in each case to the extent such Investments would otherwise be so counted.

      If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.10, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this
Section 4.7.

      For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

      SECTION 4.8 Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to this Indenture, law or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

      However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

            (a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date;

            (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

            (c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

            (d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of the Company;

            (e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

            (f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

            (g) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

            (h) any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;

            (i) any encumbrance or restriction under the sale of assets, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

            (j) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

            (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into the ordinary course of business;

            (l) any instrument governing Debt or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be incurred;

            (m) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that prop-erty so acquired of the nature described in clause (iii) of the first paragraph of this Section 4.8; and

            (n) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by this Indenture entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements.

      Nothing contained in this Section 4.8 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.12 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with this Indenture.

      SECTION 4.9 Limitation on Incurrence of Debt.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided the Company and the Guarantors may Incur Debt so long as, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period (other than any Debt Incurred under the revolving portion of a credit agreement), had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.00:1 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

      If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or Asset Acquisition or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

      If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Avail-able for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

      Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

      For purposes of determining any particular amount of Debt under this
Section 4.9, Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For the purposes of determining compliance with this Section 4.9, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this Section 4.9, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt.

      The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Stock in the form of additional shares of Capital Stock with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Stock for purposes of this Section 4.9.

      The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

      SECTION 4.10 Limitation on Asset Sales.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of; and

            (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, such percentage to be determined as of the closing date of the Asset Sale, without regard to working capital adjustments, indemnification obligations or other post-closing adjustments that have the effect of increasing or decreasing the amount of consideration received in the Asset Sale. For purposes of this provision, each of the following will be deemed to be cash:

                  (a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability;

                  (b) any securities, notes or other obligations received by the
            Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within one hundred eighty (180) days of their receipt to the extent of the cash received in that conversion; and

                  (c) any Capital Stock or assets of the kind referred to in clauses (2) or (3) of the next paragraph of this Section 4.10.

      Within three hundred sixty (360) days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

            (1) to permanently repay or prepay Debt outstanding under the Credit Agreement and, if the Debt repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

            (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary;

            (3) to make a capital expenditure or to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

            (4) any combination of the foregoing:

      Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this Section 4.10 will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, within thirty (30) days thereof, the Company will make an offer (an "Offer to Purchase") to all Holders of Notes and Additional Notes, and, at the election of the Company, holders of Pari Passu Debt, equal to the Excess Proceeds, in accordance with the procedures summarized herein and set forth in this Indenture. The offer price (the "Offer Price") in any Offer to Purchase will be equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

      The Company shall send the Offer to Purchase by first class mail, to the Holders and, at the option of the Company in the manner set forth above, holders of Pari Passu Debt. The Offer to Purchase will state, among other things:

            (1) that the Company is offering to prepay Notes (and Pari Passu Debt, as applicable) pursuant to this Section 4.10;

            (2) the aggregate principal amount of the outstanding Notes (and Pari Passu Debt, as applicable) offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Section 4.10) (the "Purchase Amount");

            (3) that any Note (or portion thereof) accepted for payment (and for which payment has been duly provided on the purchase date) pursuant to the Offer to Purchase shall cease to accrue interest after the purchase date;

            (4) the purchase price and purchase date (the "Asset Sale Purchase Date"), which shall be, subject to any contrary requirements of applicable law, not less than thirty (30) days or more than sixty (60) days after the date of mailing of such Offer to Purchase;

            (5) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes (and Pari Passu Debt, as applicable) having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes (and Pari Passu Debt) having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

            (6) a description of the procedure that Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof).

      The Company shall notify the Trustee at least fifteen (15) days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer to Purchase of the Company's obligation to make a Offer to Purchase, and such offer may, at the Company's request, be mailed by the Trustee in the name and at the expense of the Company.

      If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Additional Notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Additional Notes to be purchased on a pro rata basis. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

      The Company will comply with the requirements of any applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

      SECTION 4.11 Limitation on Transactions with Affiliates.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Unrestricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary other than transactions solely among any of the Company and its Restricted Subsidiaries (an "Affiliate Transaction"), unless:

                  (i) such business, transaction or series of related
            transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction between unaffiliated parties; and

                  (ii) with respect to an Affiliate Transaction involving an amount or having a value in excess of $1.0 million the Company delivers to the Trustee an Officers' Certificate stating that such business, transaction or series of related transactions complies with clause (i) above.

      In the case of an Affiliate Transaction involving an amount or having a value in excess of $2.5 million but less than or equal to $10.0 million, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (i) above. In the case of an Affiliate Transaction involving an amount or having a value in excess of $10.0 million, the Company must obtain a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

      The foregoing limitations do not limit, and shall not apply to:

            (1) Restricted Payments that are permitted by Section 4.7 hereof and Permitted Investments permitted under this Indenture;

            (2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors;

            (3) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers, employees and retirees of the Company or any Restricted Subsidiary, as determined by the Board of Directors thereof in good faith;

            (4) transactions between or among the Company and/or its Restricted Subsidiaries;

            (5) any transaction pursuant to any agreement described in the Offering Memorandum under "Certain Relationships and Related Transactions," as in effect on the Issue Date; and

            (6) the issuance of Qualified Capital Stock otherwise permitted hereunder.

      SECTION 4.12 Limitation on Liens.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens securing Debt of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom without securing the Notes and all other amounts due under this Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

      SECTION 4.13 Limitation on Sale and Leaseback Transactions.

      The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

                  (i) the consideration received in such Sale and Leaseback
            Transaction is at least equal to the fair market value of the property sold, as determined by a board resolution of the Board of Directors of the Company or by an Officers' Certificate,

                  (ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction and the use of proceeds therefrom, the Company and such Restricted Subsidiary comply with Section 4.9 hereof, and

                  (iii) at or after such time the Company and such Restricted
            Subsidiary also comply with Section 4.10 hereof.

      SECTION 4.14 Offer To Purchase upon Change of Control.

      Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes pursuant to a written offer (the "Change of Control Offer") on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer to repurchase the Notes at a price in cash (the "Purchase Price") equal to 101% of the principal amount tendered, together with accrued and unpaid interest, if any, to but not including the Purchase Date. Within thirty (30) days following any Change of Control, the Company will send a Change of Control Offer by first class mail, postage prepaid, to each Holder at its address appearing in the security register on the date of the Change of Control Offer, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer, including:

            (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes (or portions thereof) timely tendered will be accepted for payment;

            (2) the Purchase Price to be paid by the Company for each $1,000 principal amount of Notes;

            (3) the expiration date (the "Expiration Date") of the Change of Control Offer which shall be, subject to any contrary requirements of applicable law, not less than thirty (30) days or more than sixty (60) days after the date of mailing of such Change of Control Offer;

            (4) a settlement date (the "Purchase Date") for purchase of Notes within five (5) business days after the Expiration Date, subject to any contrary requirements of applicable law;

            (5) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Change of Control Offer will cease to accrue interest on and after the Purchase Date, but that any Note not tendered will continue to accrue interest at the same rate;

            (6) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Change of Control Offer;

            (7) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

            (8) the place or places where Notes are to be surrendered for tender pursuant to the Change of Control Offer, if applicable;

            (9) that each Holder electing to tender a Note pursuant to the Change of Control Offer will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Change of Control Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

            (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; and

            (11) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Note so tendered.

      The Company shall notify the Trustee at least fifteen (15) days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Change of Control Offer of the Company's obligation to make a Change of Control Offer, and such offer may, at the Company's request, be mailed by the Trustee in the name and at the expense of the Company.

      For purposes of the foregoing, a Change of Control Offer shall be deemed to have been made if (i) within thirty (30) days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences a Change of Control Offer to Holders of all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Change of Control Offer are purchased on the terms of such Change of Control Offer.

      The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption with respect to all outstanding Notes has been given pursuant to
Section 3.7 hereof and the Company redeems all such Notes in accordance with
Article III.

      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

      SECTION 4.15 Corporate Existence.

      Subject to Section 4.14 and Article V hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

      SECTION 4.16 Business Activities.

      The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

      SECTION 4.17 Additional Note Guarantees.

      If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary with total assets (determined in accordance with GAAP) in excess of $1.0 million, then that newly acquired or created Domestic Subsidiary (i) will become a Guarantor and execute a supplemental indenture and
(ii) shall deliver an Opinion of Counsel reasonably satisfactory to the Trustee, within twenty (20) business days of the date on which it was acquired or created.

      SECTION 4.18 Limitation on Creation of Unrestricted Subsidiaries.

      Subject to the limitations set forth herein, the Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary," in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

      The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

            (x) the Subsidiary to be so designated has total assets of $1,000 or less; or

            (y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph under Section 4.9; and provided further that the Company could make a Restricted Payment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

      An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if
(i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to
Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.

                                    ARTICLE V

                                   SUCCESSORS

      SECTION 5.1 Consolidation, Merger, Conveyance, Transfer or Lease.

      The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person) or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

                  (i) either: (a) the Company shall be the continuing Person or
            (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company (such Person, the "Surviving Entity"), (1) shall be a corporation, organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture;

                  (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of Section 4.9; and

                  (iv) the Company delivers, or causes to be delivered, to the
            Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.

      The preceding clause (iii) will not prohibit a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company, so long as the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

      For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

      SECTION 5.2 Surviving Entity Substituted.

      Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in
Section 5.1, the Surviving Entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of, the Company, under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

      SECTION 6.1 Events of Default.

      Each of the following constitutes an "Event of Default":

            (1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

            (2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of thirty (30) days;

            (3) default in the making of a Change of Control Offer as required by Section 4.14;

            (4) failure to perform or comply with Section 5.1;

            (5) except as permitted herein, any Note Guarantee shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

            (6) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1), (2), (3), (4) or (5) above), and continuance of such default or breach for a period of sixty (60) days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

            (7) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $10.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $10.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

            (8) the entry against the Company or any Restricted Subsidiary of one or more final, non-appealable judgments for the payment of money (except to the extent such judgment is covered by insurance and the Company's insurer has not denied coverage) in an aggregate amount in excess of $10.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of sixty (60) consecutive days; or

            (9) (i) the Company, any Significant Subsidiary or any Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (d) makes a general assignment for the benefit of its
            creditors;

                        (ii) a court of competent jurisdiction enters an order
                  or decree under any Bankruptcy Law that:

                  (a) is for relief against the Company, any Significant
            Subsidiary or any Guarantor, in an involuntary case;

                  (b) appoints a Custodian of the Company, any Significant
            Subsidiary or any Guarantor or for all or substantially all of the property of the Company, any Significant Subsidiary or any Guarantor; or

                  (c) orders the liquidation of the Company, any Significant
            Subsidiary or any Guarantor;

      and the order or decree remains unstayed and in effect for sixty (60) consecutive days.

      SECTION 6.2 Acceleration.

      If an Event of Default (other than an Event of Default specified in clause
(9) of Section 6.1 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and pay-able immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration:

            (1) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

            (2) if all existing Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of this acceleration; and

            (3) if the Company has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances.

      No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

      In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (7) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (7) of Section 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within twenty (20) Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

      If an Event of Default specified in clause (9) of Section 6.1 occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      SECTION 6.3 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      SECTION 6.4 Waiver of Past Defaults.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

      SECTION 6.5 Control by Majority.

      The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      SECTION 6.6 Limitation on Suits.

      No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within sixty (60) days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

      SECTION 6.7 Rights of Holders of Notes To Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note held by such Holder (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      SECTION 6.8 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      SECTION 6.9 Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments, directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10 Priorities.

      If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money and property in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

            Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

            Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

      SECTION 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

      SECTION 7.1 Duties of Trustee.

      (a) In case an Event of Default shall occur (which shall not be cured), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

However, the Trustee shall examine the certificates and opinions specifically required to be furnished to it hereunder to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.1.

      (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      SECTION 7.2 Rights of Trustee.

      (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing, and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an officer of the Company or such Guarantor.

      (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or to incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability of any kind by reason of such inquiry or investigation.

      (h) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

      (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      (j) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 12.2 hereof, and such notice references the Notes and this Indenture. In the absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists.

      SECTION 7.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

      SECTION 7.4 Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital on any Officers' Certificate delivered to the Trustee under Article IV or Section 8.4 hereof, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

      SECTION 7.5 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer, the Trustee shall mail to Holders a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

      SECTION 7.6 Reports by Trustee to Holders of the Notes.

      Within sixty (60) days after each May 15 beginning with May 15, 2007, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

      SECTION 7.7 Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees, agents and counsel) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by the failure to provide timely notice. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

      To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      SECTION 7.8 Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee at any time by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

      If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

      SECTION 7.9 Successor Trustee by Merger, Etc.

      If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

      SECTION 7.10 Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(l), (2) and (5). The Trustee is subject to TIA Section 310(b) including the provision in Section 310(b)(1); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA Section 310(b)(1) are met.

      SECTION 7.11 Preferential Collection of Claims Against the Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

      SECTION 7.12 Trustee's Application for Instructions from the Company.

      Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the Company in response to such application objecting to such proposal.

                                  ARTICLE VIII

                     DEFEASANCE; DISCHARGE OF THE INDENTURE

      SECTION 8.1 Option to Effect Legal Defeasance or Covenant Defeasance.

      The Company may, at the option of its Board of Directors and evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article VIII.

      SECTION 8.2 Legal Defeasance.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes or Note Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due; (b) the Company's obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee, including without limitation thereunder, under
Section 7.7, 8.5 and 8.7 hereof and the Company's obligations in connection therewith; (d) the Company's rights pursuant to Section 3.7; and (e) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

      SECTION 8.3 Covenant Defeasance.

      Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), (4), (5), (6) and (8) hereof shall not constitute Events of Default.

      Notwithstanding any discharge or release of any obligations pursuant to
Section 8.2 or 8.3, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 7.7, 8.6 and 8.7 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are no longer outstanding, the Company's obligations in Sections 7.7, 8.6 and 8.7 shall survive.

      SECTION 8.4 Conditions to Legal or Covenant Defeasance.

      The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

            (1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of, the Holders of such Notes: (A) money in an amount, or (B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient, in the opinion of a nation-ally recognized investment banking firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

            (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance were not to occur;

            (4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (except for a Default occurring by reason of the Incurrence of Debt the proceeds of which are used for the deposit) or, alternatively, in the case of Legal Defeasance, either: (A) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, based upon existing precedents, if the matter were properly briefed, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the one hundred twenty-third (123rd) day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the one hundred twenty-third (123rd) day following the deposit, a court should hold that the deposit of monies and/or U.S. government obligations as provided in clause (1) would not constitute a preference voidable under Section 547 or 548 of the federal bankruptcy laws; or (B) no Default or Event of Default relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the ninety-first (91st) day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

            (5) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of the TIA);

            (6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

            (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

      In the event of a Legal Defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the Bankruptcy Code and monies disbursed to Holders may be subject to disgorgement in favor of the Company's estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with defeasance.

      SECTION 8.5 Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

      Subject to Section 8.6 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, and shall be applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

      SECTION 8.6 Repayment to Company.

      Subject to any applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty
(30) days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

      SECTION 8.7 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.8 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

      SECTION 8.8 Discharge.

      The Company and the Guarantors may terminate the obligations under this Indenture, the Notes and the Note Guarantees when:

            (1) either: (A) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced) have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a "Discharge") under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount suffi-cient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

            (2) the Company has paid or caused to be paid all other sums then due and payable under this Indenture by the Company;

            (3) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (except for a Default occurring by reason of Incurrence of Debt the proceeds of which are used for the deposit);

            (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

            (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

      In the case of clause (1)(B) of this Section 8.8, and subject to the next sentence and notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 4.15 (as to legal existence of the Company only), 7.7, 8.6 and 8.7 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are no longer outstanding, the Company's obligations in Sections 7.7, 8.6 and 8.7 shall survive any discharge pursuant to this Section 8.8.

      After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Note Guarantees and this Indenture except for those surviving obligations specified above.

      In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the Bankruptcy Code and monies disbursed to Holders may be subject to disgorgement in favor of the Company's estate.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

      SECTION 9.1 Without Consent of Holders of the Notes.

      Notwithstanding Section 9.2, without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture for any of the following purposes:

            (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Notes;

            (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

            (3) to add additional Events of Default;

            (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

            (5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

            (6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

            (7) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company; and

            (8) to conform the text of this Indenture or the Notes to any provision of the "Description of Notes" in the Offering Memorandum to the extent that such text was intended to be a verbatim recitation.

      SECTION 9.2 With Consent of Holders of Notes.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors, if any, and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

            (1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefore,

            (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

            (3) modify the obligations of the Company to make a Change of Control Offer or an Offer to Purchase if such modification was done after the occurrence of a Change of Control or Asset Sale as applicable,

            (4) subordinate, in right of payment, the Notes to any other Debt of the Company, or

            (5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or covenants that cannot be amended or waived without the consent of each holder affected thereby, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

      The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:

            (1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to a Change of Control Offer or an Offer to Purchase which has been made by the Company), or

            (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

      SECTION 9.3 Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

      SECTION 9.4 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

      SECTION 9.5 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

      SECTION 9.6 Trustee to Sign Amendments, Etc.

      The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                    ARTICLE X

                                   [RESERVED]

                                   ARTICLE XI

                                 NOTE GUARANTEES

      SECTION 11.1 Note Guarantees.

      (a) Each Guarantor hereby jointly and severally, fully and unconditionally guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption, repurchase or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
Code), together with interest on the overdue principal, if any, and interest on any overdue interest to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.

      (b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

      (c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

      (d) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This clause (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This clause (d) shall survive the termination of this Indenture.

      (e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

      SECTION 11.2 Execution and Delivery of Note Guarantee.

      To evidence its Note Guarantee set forth in Section 11.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such officer, board member or director before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member or director.

      Each Guarantor agrees that its Note Guarantee set forth in Section 11.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

      SECTION 11.3 Severability.

      In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 11.4 Limitation of Guarantors' Liability.

      Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of any local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

      SECTION 11.5 Guarantors May Consolidate, Etc., on Certain Terms.

      Except as otherwise provided in this Section 11.5, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless:

            (1) immediately after giving effect to such transactions, no Default or Event of Default exists; and

            (2) either:

                  (A) the Person acquiring the property in any such sale or
            disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and if applicable, the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

                  (B) the Net Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of Section
            4.10 hereof if applicable.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture and the Registration Rights Agreement to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

      SECTION 11.6 Releases Following Sales and other Dispositions.

      Any Guarantor shall be automatically and unconditionally released and relieved of any obligations under this Note Guarantee, without any further action on the part of the Trustee or the Holders in connection with (1) any sale or other disposition by the Company or any Subsidiary of the Company of all or substantially all of the assets of that Guarantor (including without limitation by way of merger or consolidation) to any Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company or (2) any sale of all of the Capital Stock of a Guarantor by the Company or any Subsidiary of the Company to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if in each case, the Company applies the Net Proceeds of that sale or disposition in accordance with the provisions of Section 4.10 to the extent applicable. Upon delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

      Any Guarantor not released from its obligations under this Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

      SECTION 11.7 Release of a Guarantor.

      Any Guarantor shall be released and relieved of any obligations under this Note Guarantee, upon Legal Defeasance or Covenant Defeasance of the Notes as provided under Sections 8.2 and 8.3. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Company's request for such release accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.7. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Note Guarantee.

      SECTION 11.8 Benefits Acknowledged.

      Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

      SECTION 11.9 Future Guarantors.

      Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.17 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

                                   ARTICLE XII

                                  MISCELLANEOUS

      SECTION 12.1 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

      SECTION 12.2 Notices.

      Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

      If to the Company or any Guarantor:

            American Pacific Corporation
            3770 Howard Hughes Parkway, Suite 300
            Las Vegas, Nevada 89169
            Facsimile: (702) 699-4163
            Attention: Chief Financial Officer

      With a copy to:

            Morrison & Foerster LLP
            425 Market Street
            San Francisco, CA 94105-2482
            Facsimile: (415) 268-7522
            Attention: Zane O. Gresham

      If to the Trustee:

            Wells Fargo Bank, National Association
            Corporate Trust Services
            707 Wilshire Boulevard, 17th Floor
            Los Angeles, California 90017
            Attention: Maddy Hall
            Fax: (213) 614-3355

      The Company, any Guarantor or the Trustee, by notice to the other parties, may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

      SECTION 12.3 Communication by Holders of Notes with Other Holders of
Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

      SECTION 12.4 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

            (a) an Officers' Certificate (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

      SECTION 12.5 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

      In giving any Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

      SECTION 12.6 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

      SECTION 12.7 No Personal Liability of Stockholders, Partners, Officers, or Directors.

      No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company, or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

      SECTION 12.8 Governing Law.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The parties to this Indenture each hereby irrevocably submit to the non exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 12.9 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      SECTION 12.10 Successors.

      All agreements of the Company and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

      SECTION 12.11 Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 12.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      SECTION 12.13 Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

      SECTION 12.14 Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.14.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

      (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of February 6, 2007             AMERICAN PACIFIC CORPORATION

                                         By: /s/ John R. Gibson
                                             -----------------------------------
                                             Name: John R. Gibson
                                             Title: Chairman and Chief Executive
                                                   Officer

                                         AMERICAN PACIFIC CORPORATION (NEVADA)

                                         By: /s/ John R. Gibson
                                             -----------------------------------
                                             Name: John R. Gibson
                                             Title: President

                                         AMERICAN AZIDE CORPORATION

                                         By: /s/ John R. Gibson
                                             -----------------------------------
                                             Name: John R. Gibson
                                             Title: President

                                         AMPAC FARMS, INC.

                                         By: /s/ John R. Gibson
                                             -----------------------------------
                                             Name: John R. Gibson
                                             Title: President

                                         AMPAC-ISP CORP.

                                         By: /s/ John R. Gibson
                                             -----------------------------------
                                             Name: John R. Gibson
                                             Title: President

                                         ENERGETIC ADDITIVES INC., LLC

                                         By: /s/ Dana Kelley
                                             -----------------------------------
                                             Name: Dana Kelley
                                             Title: Manager

                                         AMPAC FINE CHEMICALS LLC

                                         By: /s/ Aslam Malik
                                             -----------------------------------
                                             Name: Aslam Malik
                                             Title: President

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Trustee

                                         By: /s/ Maddy Hall
                                             -----------------------------------
                                             Name: Maddy Hall
                                             Title: Assistant Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

                            (Face of 9% Senior Note)
                            9% Senior Notes due 2015

                              [Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                            [Restricted Notes Legend]

"THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD. THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (1) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA, (II) A "PLAN" DESCRIBED IN
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"),
(III) ANY ENTITY DEEMED TO HOLD "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLANS' INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OR ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED."

                   [Regulation S Temporary Global Note Legend]

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

No.                                                                    CUSIP NO.

                          American Pacific Corporation

promises to pay to       or registered assigns, the principal sum of [     ]
Dollars ($[     ]) on February 1, 2015.

      Interest Payment Dates: February 1 and August 1, beginning August 1, 2007

      Record Dates: January 15 and July 15

      Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

                                              AMERICAN PACIFIC CORPORATION

                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
      -------------------------------

                            (Back of 9% Senior Note)
                            9% Senior Notes due 2015

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      (1) Interest. [(a)](1) American Pacific Corporation, a Delaware corporation, or its successor (together, "American Pacific" or the "Company") promises to pay interest on the principal amount of this 9% Senior Note due 2015 (a "9% Senior Note") at a fixed rate. American Pacific will pay interest in United States dollars semiannually in arrears on February 1 and August 1 (except as otherwise provided herein), commencing on August 1, 2007 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the 9% Senior Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 1, 2007. American Pacific shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the 9% Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

            [(b) Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of February 1, 2007, among the Company, the Guarantors party thereto and the initial purchasers.](2)

      (2) Method of Payment. American Pacific will pay interest on the 9% Senior Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of 9% Senior Notes at the close of business on the January 15 or July 15 preceding the Interest Payment Date, even if such 9% Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 9% Senior Notes shall be payable as to principal, premium, if any, and interest at the office or agency of American Pacific maintained for such purpose or, at the option of American Pacific, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

---------------
(1)     Note: (a) should be removed if there is no (b).

(2)     Include on all Notes other than Exchange Notes.

      Any payments of principal of this 9% Senior Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee's agent appointed for such purposes.

      (3) Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. American Pacific may change any Paying Agent or Registrar. American Pacific or any of its Subsidiaries may act in any such capacity.

      (4) Indenture. American Pacific issued the 9% Senior Notes under an Indenture, dated as of February 6, 2007 (the "Indenture"), among American Pacific, the Guarantors and the Trustee. The terms of the 9% Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). To the extent the provisions of this 9% Senior Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The 9% Senior Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The 9% Senior Notes issued on the Issue Date are senior obligations of American Pacific limited to $110,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, and interest on outstanding 9% Senior Notes as set forth in Paragraph 2 hereof. [As of ______, the Additional Notes are senior obligations of American Pacific limited to $_______ in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, and interest on outstanding 9% Senior Notes as set forth in Paragraph 2 hereof.](3) The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

      The payment of principal and interest on the 9% Senior Notes is unconditionally guaranteed on a senior basis by the Guarantors.

      (5) Optional Redemption.

      (a) The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after February 1, 2011, upon not less than thirty (30) nor more than sixty (60) days' notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning February 1 of the years indicated:

-------------
(3) To be included as appropriate in connection with any issuance of Additional Notes.

                         Redemption
         Year              Price
----------------------   ----------
2011..................    104.500%
2012..................    102.250%
2013 and thereafter...    100.000%

      In addition, prior to February 1, 2011, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than thirty (30) nor more than sixty (60) days' notice at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date).

      (b) In addition to the optional redemption of the Notes in accordance with the provisions of the preceding two paragraphs, prior to February 1, 2010, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes at a Redemption Price equal to 109% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within ninety (90) days following the closing of any such Qualified Equity Offering.

      (6) Mandatory Redemption. American Pacific shall not be required to make mandatory redemption or sinking fund payments with respect to the 9% Senior Notes.

      (7) Repurchase at Option of Holder.

      (a) Upon the occurrence of a Change of Control, each Holder will have the right to require American Pacific to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to but not including the date of purchase. Within thirty (30) days following any Change of Control, American Pacific will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

      (b) Upon the occurrence of certain Asset Sales, the Company may be required to offer to purchase Notes.

      (c) Holders of the 9% Senior Notes that are the subject of a Change of Control Offer or an Offer to Purchase will receive notice of such offer American Pacific prior to any related purchase date and may elect to have such 9% Senior Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

      (8) Notice of Redemption. Notice of redemption shall be mailed at least thirty (30) days but not more than sixty (60) days before a redemption date to each Holder whose 9% Senior Notes are to be redeemed at its registered address. 9% Senior Notes in denominations larger than $1,000 may be redeemed in part but only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, unless all of the 9% Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the 9% Senior Notes or portions hereof called for redemption.

      (9) [Reserved]

      (10) Denominations, Transfer, Exchange. The 9% Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of the 9% Senior Notes may be registered and the 9% Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and American Pacific may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. American Pacific need not exchange or register the transfer of any 9% Senior Note or portion of a 9% Senior Note selected for redemption, except for the unredeemed portion of any 9% Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any 9% Senior Notes for a period of fifteen (15) days before a selection of 9% Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      (11) Persons Deemed Owners. The registered holder of a 9% Senior Note may be treated as its owner for all purposes.

      (12) Amendment, Supplement and Waiver. Subject to the following paragraphs, the Indenture and the 9% Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding 9% Senior Notes, including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for 9% Senior Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the 9% Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding 9% Senior Notes, including consents obtained in connection with a tender offer or exchange offer for 9% Senior Notes.

      Without the consent of any Holders, American Pacific, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

            (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes;

            (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

            (3) to add additional Events of Default;

            (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

            (5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

            (6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

            (7) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company; and

            (8) to conform the text of the Indenture or the Notes to any provision of the "Description of Notes" in the Offering Memorandum to the extent that such text was intended to be a verbatim recitation.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors, if any, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

      (1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefore,

            (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

            (3) modify the obligations of the Company to make a Change of Control Offer or an Offer to Purchase if such modification was done after the occurrence of a Change of Control or Asset Sale as applicable,

            (4) subordinate, in right of payment, the Notes to any other Debt of the Company, or

            (5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or covenants that cannot be amended or waived without the consent of each holder affected thereby, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

      The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

      (1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to a Change of Control Offer or an Offer to Purchase which has been made by the Company), or

      (2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

      (13) Defaults and Remedies. Events of Default include:

            (1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

            (2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of thirty (30) days;

            (3) default in the making of a Change of Control Offer as required by the Indenture;

            (4) failure to perform or comply with Section 5.1 of the Indenture;

            (5) except as permitted by the Indenture, any Note Guarantee shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

            (6) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses
      (1), (2), (3), (4) or (5) above), and continuance of such default or breach for a period of sixty (60) days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

            (7) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $10.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $10.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

            (8) the entry against the Company or any Restricted Subsidiary of one or more final, non-appealable judgments for the payment of money (except to the extent such judgment is covered by insurance and the Company's insurer has not denied coverage) in an aggregate amount in excess of $10.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of sixty (60) consecutive days; or

            (9) certain events in bankruptcy, insolvency or reorganization affecting the Company, any Significant Subsidiary or any Guarantor.

      If an Event of Default (other than an Event of Default specified in clause
(9) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

      In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (7) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (7) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within twenty (20) business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

      If an Event of Default specified in clause (9) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      (14) Trustee Dealings with American Pacific. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for American Pacific, the Guarantors or their respective Affiliates, and may otherwise deal with American Pacific, the Guarantors or their respective Affiliates, as if it were not the Trustee.

      (15) No Recourse Against Others. No director, officer, employee, agent, stockholder, general or limited partner or incorporator, past, present or future, of the Company, or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, agent, stockholder, general or limited partner or incorporator. The Holder of this 9% Senior Note by accepting this 9% Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

      (16) Authentication. This 9% Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      (17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 9% Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the 9% Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      American Pacific shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            American Pacific Corporation
            3770 Howard Hughes Parkway, Suite 300
            Las Vegas, Nevada  89169
            Facsimile:  (702) 735-4876
            Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

      To assign this 9% Senior Note, fill in the form below: (I) or (we) assign and transfer this 9% Senior Note to

________________________________________________________________________________
                  (Insert assignee's Soc. Sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
________________________________________________________________________________

to transfer this 9% Senior Note on the books of American Pacific Corporation. The agent may substitute another to act for him.

Date: ____________

                               Your Signature:__________________________________
                                             (Sign exactly as your name appears
                                             on the face of this 9% Senior Note)

      Signature guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this 9% Senior Note purchased by American Pacific Corporation pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

            [ ] Section 4.10            [ ] Section 4.14

      If you want to elect to have only part of the 9% Senior Note purchased by American Pacific Corporation pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:  __________                Your Signature: ____________________________
                                                 (Sign exactly as your name
                                                 appears on the 9% Senior Note)

      Tax Identification No.:

      Signature guarantee:

                        CERTIFICATE TO BE DELIVERED UPON
              EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

American Pacific Corporation
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada 89169
Attention: Chief Financial Officer

Wells Fargo Bank, National Association
Corporate Trust Services
707 Wilshire Boulevard, 17th Floor
Los Angeles, California 90017
Attention: Maddy Hall
Fax: (213) 614-3355

            Re: CUSIP # [  ]

Reference is hereby made to that certain Indenture dated as of February 6, 2007 (the "Indenture") among American Pacific Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $____________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned __________________ (transferor) (check one box below):

[ ] hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

[ ] hereby requests the Trustee to exchange or register the transfer of a Note or Notes to _____________ (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)   [ ]   to American Pacific Corporation or any of its subsidiaries; or

(2)   [ ]   pursuant to an effective registration statement under the Securities
            Act of 1933, as amended; or

(3)   [ ]   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(4)   [ ]   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

                                               _________________________________
                                                           Signature

Signature Guarantee:____________________________________________________________
                   (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

            TO BE COMPLETED BY PURCHASER IF BOX (3) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                                     [Name of Transferee]

Dated:  _________________________
                                                ________________________________
                                                NOTICE: To be executed by an
                                                executive officer

                    SCHEDULE OF EXCHANGES OF 9% Senior Notes

      The following exchanges of a part of this Global Note for other 9% Senior Notes have been made:

                                                  Principal
              Amount of         Amount of       Amount of this      Signature of
             Decrease in       Increase in       Global Note         Authorized
              Principal         Principal       Following Such       Officer of
Date of     Amount of this    Amount of this     Decrease (or     Trustee or Note
Exchange     Global Note       Global Note        Increase)          Custodian
--------    --------------    --------------    --------------    ---------------

                                                                       EXHIBIT B

                          FORM OF NOTATIONAL GUARANTEE

      Each Guarantor listed below (each hereinafter referred to as a "Guarantor," which term includes any successors or assigns under that certain Indenture, dated as of February 6, 2007, by and among American Pacific Corporation (the "Company"), the guarantors party thereto and the Trustee (as amended and supplemented from time to time, the "Indenture") and any additional Guarantors), has guaranteed the Notes and the obligations of the Company under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 9% Senior Notes due 2015 (the "Notes") of the Company, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

      The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in
Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

      No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company, or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

      This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

 THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated. The parties may sign any number of copies of this Note Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement.

Dated as of February 6, 2007

                                   GUARANTORS

                                   AMERICAN PACIFIC CORPORATION
                                       (NEVADA)

                                   By:
                                       -----------------------------------------
                                       John R. Gibson
                                       Title: President

                                   AMERICAN AZIDE CORPORATION

                                   By:
                                       -----------------------------------------
                                       John R. Gibson
                                       Title: President

                                   AMPAC FARMS, INC.

                                   By:
                                       -----------------------------------------
                                       John R. Gibson
                                       Title: President

                        Signature Page to Note Guarantee

                                   AMPAC-ISP CORP.

                                   By:
                                       -----------------------------------------
                                       John R. Gibson
                                       Title: President

                                   ENERGETIC ADDITIVES INC., LLC

                                   By:
                                       -----------------------------------------
                                       Name: Dana Kelley
                                       Title: Manager

                                   AMPAC FINE CHEMICALS LLC

                                   By:
                                       -----------------------------------------
                                       Name: Aslam Malik
                                       Title: President

                        Signature Page to Note Guarantee

                                                                       EXHIBIT C

                       FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A

American Pacific Corporation
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada 89169
Attention: Chief Financial Officer

Wells Fargo Bank, National Association
Corporate Trust Services
707 Wilshire Boulevard, 17th Floor
Los Angeles, California 90017
Attention: Maddy Hall
Fax: (213) 614-3355

         Re: American Pacific Corporation
             9% Senior Notes due 2015 (the "Notes")

Ladies and Gentlemen:

      In connection with our proposed sale of $_________ aggregate principal amount of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

      Wells Fargo Bank, National Association and American Pacific Corporation are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,

                                                     ---------------------------
                                                     [Name of Transferor]

                                                     By:
                                                         -----------------------
                                                         Authorized Signature

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

American Pacific Corporation
3770 Howard Hughes Parkway, Suite 300
Las Vegas, Nevada 89169
Attention: Chief Financial Officer

Wells Fargo Bank, National Association
Corporate Trust Services
707 Wilshire Boulevard, 17th Floor
Los Angeles, California 90017
Attention: Maddy Hall

                  Re: 9% Senior Notes due 2015 (the "Notes")

Ladies and Gentlemen:

      In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

      In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

      American Pacific Corporation and Wells Fargo Bank, National Association are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                    Very truly yours,

                                                    ----------------------------
                                                    [Name of Transferor]

                                                     By:
                                                          ----------------------
                                                          Authorized Signature

      American Pacific Corporation and Wells Fargo Bank, National Association are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                    Very truly yours,

                                                    ----------------------------
                                                    [Name of Transferor]

                                                     By:
                                                          ----------------------
                                                          Authorized Signature